Exhibit 99.1

Y-mAbs Announces Executive Management Changes and Provides 2022 Revenue Guidance and Financial Update

•	CEO and Board Member Dr. Claus Moller has stepped down; Thomas Gad, Founder, Chairman and President assumes Interim CEO role and steps down as Chairman; Dr. Jim Healy to be appointed as Chairman
•	DANYELZA® first quarter revenues were $10.5 million, up 9% sequentially quarter over quarter
•	Management issues initial 2022 DANYELZA® revenue guidance of $45-$50 million

New York, NY, April 27, 2022 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced the following executive management changes: Dr. Claus Moller has stepped down from his positions as Chief Executive Officer and Board Member effective immediately. Thomas Gad, the Company’s Founder, Chairman and President has assumed the role of Interim CEO and Board Member. In addition, Mr. Gad has stepped down as Chairman and Dr. Jim Healy, current Board Member and Chair of the Compensation Committee, has been appointed as Chairman of the Board. The Board has begun a search for Dr. Moller’s successor.

Dr. Healy said, “On behalf of the Board, we thank Claus for his service and many accomplishments during his tenure as CEO. The Company has made great strategic, commercial, and operational progress. We wish Claus the very best. Claus has assembled a talented and highly capable leadership team, which will ensure continuity while we conduct a search for a permanent replacement.”

Thomas Gad further notes, “I want to personally thank Claus for his contribution to building Y-mAbs. At the same time, I am excited about Y-mAbs future. DANYELZA® sales are increasing, and we just ended the first quarter of 2022 with net revenues of $10.5 million, which provides us the visibility to issue full year revenue guidance of $45-50 million. The omburtamab BLA was resubmitted on March 31, 2022 and is currently under review with the FDA. Financially, as of March 31, 2022, we believe we are well-positioned with $156.7 million in cash that provides a runway to mid-2024. Upon the potential approval of omburtamab, the Company will be entitled to receive a Priority Review Voucher (“PRV”). Proceeds from monetization of any such PRV and potential omburtamab revenues are currently not included in this guidance. At this point in time, most of the pivotal trials, post marketing commitments and regulatory work for omburtamab are behind us, and we have further adjusted our operating expenditures for 2022, corresponding to operating expenses of $162-167 million and a net cash burn of $78-83 million, to ensure we can deliver on our future milestones.”

Preliminary Financial Results

The preliminary financial results set forth above are unaudited and based on management’s initial review of the Company’s results as of and for the quarter ended March 31, 2022, and are subject to revision based upon the Company’s quarter-end closing procedures and the completion of the review by the Company’s external auditors of the Company’s quarter-end financial statements. Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments, and other developments arising between now and the time that the Company’s financial results are finalized. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2022, should not be viewed as a substitute for complete financial statements prepared in accordance with U.S. generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period.

About Y-mAbs

Y-mAbs is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic cancer products. In addition to conventional antibodies, the Company’s technologies include bispecific antibodies generated using the Y-BiClone platform and the SADA platform. The Company’s broad and advanced product pipeline includes one FDA-approved product, DANYELZA (naxitamab-gqgk), which targets tumors that express GD2, and one product candidate at the registration-stage, omburtamab, which targets tumors that express B7-H3.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development, commercialization and product distribution plans; current and future clinical and pre-clinical studies and our research and development programs; expectations related to the timing of the initiation and completion of regulatory submissions; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ “hope,” ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay in the timing of our regulatory submissions or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock, risks associated with the pandemic caused by the coronavirus known as COVID-19 and its variants such as Delta and Omicron, risks associated with Russia’s recent invasion of Ukraine and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

DANYELZA® and “Y-mAbs” are registered trademarks of Y-mAbs Therapeutics, Inc.

Contact:

Y-mAbs Therapeutics, Inc. 230 Park Avenue, Suite 3350 New York, NY 10169 USA +1 646 885 8505 E-mail: info@ymabs.com